TFS Financial Corporation                                EXHIBIT 10.1
2008 Equity Incentive Plan
First Amendment to Restricted Stock Unit Award Agreement

THIS FIRST AMENDMENT TO RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Amendment”) is made and entered into effective this [____] day of [_______________], 2012, by and between [_____________] (“Participant”) and TFS Financial Corporation, a Federal corporation (the “Company”), pursuant to the provisions of the TFS Financial Corporation 2008 Equity Incentive Plan.

W I T N E S S E T H:

WHEREAS, the Company and Participant are party to that certain Restricted Stock Unit Award Agreement, effective as of August 11, 2008 (the “Agreement”); and

WHEREAS, the Company and Participant desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, and of the premises, covenants, terms and conditions contained herein, the parties hereto agree as follows:

1.Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.    Timing of Payout. Payout of all vested RSUs shall occur as soon as administratively feasible following Participant's Termination of Service with the Company or its Subsidiaries, but in no event later than sixty (60) days after the effective date of termination; provided, however, that if the Participant is then a “Specified Employee” under Section 409A, the RSUs shall be paid out in accordance with Section 8.1(pp)(v) of the Plan. Notwithstanding anything to the contrary in this Agreement, upon the vesting of any RSUs, the Company may, in its sole discretion, distribute Stock of the Company subject to vested RSUs to pay Federal Insurance Contributions Act (“FICA”) tax imposed under Section 3101, Section 3121(a) and Section 3121(v)(2) on the vesting of RSUs and to pay income tax at source on wages imposed under Section 3401 or the corresponding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA amount and, pursuant to Section 13(c) of this Agreement, the Company may retain such Stock to satisfy the minimum amount of such required tax withholding.

3.This Amendment may be executed in counterparts, each of which will constitute an original and all of which together will constitute one agreement. The signature page of any individual or entity, or copies or facsimiles thereof, may be appended to any counterpart of this Amendment and when so appended will constitute an original.

4.Except as expressly amended by this Amendment, all terms and conditions of the Agreement remain in full force and effect and are unmodified hereby.
IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the day and year first above written.

TFS Financial Corporation

By:
Name:
Title:

[_________________]